Exhibit 10.5
PLY GEM PRIME HOLDINGS, INC.
2004 STOCK OPTION PLAN
INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of _______________, is entered into by and between Ply Gem Prime Holdings, Inc., a Delaware corporation (the “Company”), and ___________________ (the “Optionee”).

W I T N E S S E T H:

In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.  Grant of Stock Option.

Subject to the provisions of this Agreement and to the provisions of the Ply Gem Prime Holdings, Inc. 2004 Stock Option Plan (the “Plan”), the Company hereby grants to the Optionee as of the date of this Agreement (the “Grant Date”), the right and option to purchase __________ shares of common stock of the Company, par value $.01 per share (“Common Stock”) at an exercise price per share equal to $________ (the “Stock Option”). Unless earlier terminated pursuant to the terms of this Agreement, the Stock Option shall expire on the tenth anniversary of the Grant Date. Capitalized terms not defined herein shall have the meaning set forth in the Plan.

The Stock Option is intended to qualify as an Incentive Stock Option, within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”). If, for any reason, this Stock Option, or any portion thereof, shall not qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, such Stock Option, or such portion, shall be treated as a Nonqualified Stock Option granted under the Plan.

While the Plan shall be submitted to the Company’s stockholders for their approval in a manner and to the degree required by Section 422 of the Code, the Company cannot guarantee that the special tax treatment described in Section 421 of the Code will apply. For example, if the Optionee sells the Common Stock acquired pursuant to the exercise of the Stock Option either within two years after the Grant Date or within one year after the date the Stock Option (or any part thereof) is exercised, this special tax treatment will not apply.

2.  Exercisability of the Stock Option.

The Stock Option shall become vested and exercisable with respect to 20% of the shares covered by the Stock Option on each of the first five anniversaries of the Grant Date, in each case, subject to earlier termination of the Stock Option pursuant to this Agreement or the Plan and to the Optionee’s continued employment with the Company, or any of its subsidiaries or Affiliates, through such vesting date. Notwithstanding the foregoing, all or a portion of the Stock Option may become vested earlier than set forth in the preceding sentence upon the occurrence of a “Liquidity Event” (as defined in Exhibit A hereto), to the extent necessary such that the vested percentage of the Stock Option following any such earlier vesting shall be no less than the percentage of Common Stock held by a stockholder of the Company who executed the Stockholder’s Agreement (or any predecessor stockholders agreement) as of the Grant Date (an “Original Stockholder”) that such stockholder may sell or otherwise dispose of in connection with the Liquidity Event. By way of example and without limitation, in the event that a Liquidity Event occurs in the second year following the Grant Date and in connection therewith, the Original Stockholders will each be permitted to sell 35% of their shares of Common Stock, then the Optionee will be vested as to 35% of the shares subject to the Stock Option upon the occurrence of such Liquidity Event and will, upon the second anniversary of the Grant Date, become vested as to an additional 5% of the shares subject to the Stock Option such that he will then be vested as to 40% of the shares subject to the Stock Option. Upon the Optionee’s termination of employment for any reason, the portion of the Stock Option that is not vested as of such date in accordance with the foregoing provisions of this Section 2 shall cease vesting and terminate immediately.

3.  Method of Exercise of the Stock Option.

(a)  The portion of the Stock Option as to which the Optionee is vested shall be exercisable by delivery to the Company of a written or electronic notice stating the number of whole shares to be purchased pursuant to this Agreement and accompanied by payment of the full purchase price of the shares of Common Stock to be purchased. Fractional share interests shall be disregarded for this purpose except they may be accumulated.

(b)  The exercise price of the Stock Option shall be paid: (i) in cash or by certified check or bank draft payable to the order of the Company; (ii) by exchange of shares of unrestricted Common Stock of the Company already owned by the Optionee (that have been held by the Optionee for six months prior to exercise or which were acquired in the open market) and having an aggregate Fair Market Value equal to the aggregate purchase price, provided, that the Optionee represents and warrants to the Company that the Optionee has held the shares of Common Stock free and clear of liens and encumbrances and has held the shares for at least six months prior to exercise or that such shares were acquired in the open market; (iii) if there shall be a public market for the Common Stock, by delivering, along with a properly executed exercise notice to the Company, a copy of irrevocable instructions to a broker to deliver promptly to the Company the aggregate exercise price and, if requested by the Optionee, the minimum amount of any applicable federal, state, local or foreign withholding taxes required to be withheld by the Company, provided, however, that such exercise may be implemented solely under a program or arrangement established and approved by the Company with a brokerage firm selected by the Company; (iv) by promissory note; or (v) by any other procedure approved by the Committee, or by a combination of the foregoing. Notwithstanding the foregoing, in no event shall an Optionee be permitted to exercise an Option in the manner described in clause (iii) and (iv) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002. Without limiting the generality of the foregoing, the Committee may, in its discretion, permit the Optionee’s estate to satisfy the exercise price of the Stock Option during the exercise period following the Optionee’s death by relinquishing the unexercised portion of the Stock Option to the Company and receiving that number of shares of Common Stock the aggregate “spread” of which on the date of exercise which is equal to the excess of (A) the aggregate Fair Market Value over (B) the aggregate exercise price of the number of shares of Common Stock subject to the unexercised portion of the Stock Option.

(c)  Prior to the effectiveness of the Optionee’s exercise of the Stock Option, he or she must enter into the Stockholders Agreement, dated as of February 24, 2006, by and among the Company, Ply Gem Investment Holdings, Inc., a Delaware corporation and subsidiary of the Company, Caxton-Iseman (Ply Gem), L.P. and the Other Investors and management stockholders, as defined therein and executing such Stockholders Agreement, as in effect from time to time (the “Stockholders Agreement”).

4.  Termination of Employment.

(a)  Except as provided in Section 4(b) below with regard to the termination of the Optionee’s employment for Cause, and Section 4(c) below with regard to the termination of the Optionee’s employment due to death or Disability, in the event of the termination of Optionee’s employment, the portion of the Stock Option, if any, which is exercisable at the time of such termination may be exercised prior to the earlier of (a) the expiration of the three month period which commences on the date of termination and (b) the expiration date of the Stock Option.

(b)  In the event of the termination of the Optionee’s employment for Cause, the Optionee’s entire Stock Option (whether or not vested) shall be forfeited and canceled in its entirety upon such termination of employment.

(c)  In the event of the termination of the Optionee’s employment due to death (or, in the event of the Optionee’s death following termination of employment while the Stock Option remains exercisable) the portion of the Stock Option, if any, which is exercisable at the time of death may be exercised by the Optionee’s estate or by a person who acquired the right to exercise such Stock Option by bequest or inheritance or otherwise by reason of the death of the Optionee at any time prior to the earlier of (a) the first anniversary of the Optionee’s death and (b) the expiration date of the Stock Option. In the event of the termination of the Optionee’s employment due to Disability, the portion of the Stock Option, if any, which is exercisable at the time of such termination may be exercised by the Optionee or the Optionee’s guardian or legal representative at any time prior to the earlier of (a) the first anniversary of such termination and (b) the expiration date of the Stock Option.

(d)  Nothing in this Agreement or the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries or Affiliates or interfere in any way with the right of the Company or any of its Affiliates to terminate the Optionee’s employment at any time.

5.  Nontransferability of the Stock Option.

The Stock Option is non-transferable by the Optionee other than by will or the laws of descent and distribution and the Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee’s guardian or legal representative or any transferee described above.

6.  Rights as a Stockholder.

An Optionee or a transferee of the Stock Option shall have no rights as a stockholder with respect to any shares covered by such Stock Option until the date when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date a stock certificate is issued, except as provided in the Plan.

7.  Adjustment in the Event of Change in Stock.

In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the number and kind of shares subject to the Stock Option and/or the exercise price per share shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion to put the Optionee in the same relative position via-a-vis equity and other option holders as before the change and consistent with adjustments made under the Plan for other Plan participants who have an outstanding Stock Option. The determination of the Committee regarding any adjustment will be final and conclusive.

Notwithstanding the above, in the event of any of the following:

The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

All or substantially all of the stock or assets of the Company are acquired by another person;

The reorganization or liquidation of the Company; or

The Company shall enter into a written agreement to undergo an event described in clauses (a), (b), or (c) above,

then the Committee may, in its sole discretion and upon at least 10 days advance notice to the affected persons, cancel this Stock Option and cause the Optionee to be paid, in cash or stock, or any combination thereof, the value of the portion of this Stock Option which is then exercisable based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

8.  Payment of Transfer Taxes, Fees and Other Expenses.

The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares acquired pursuant to exercise of the Stock Option, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith. Notwithstanding the foregoing, the Optionee shall be solely responsible for other taxes (including, without limitation, federal, state, local or foreign income, social security, estate or excise taxes) that may be payable as a result of the Optionee’s participation in the Plan or as a result of the exercise of the Stock Option and/or the sale, disposition or transfer of any shares of Common Stock acquired upon the Optionee’s exercise of the Stock Option.

9.  Other Restrictions.

The exercise of the Stock Option shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the Optionee with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, or approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

The Company may, but will in no event be obligated to, register any securities issuable upon the exercise of all or any portion of the Stock Option pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Stock Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. The certificates representing shares issued to Optionee hereunder shall bear such legends as Company determines appropriate referring to restrictions on the transfer of such shares imposed by this Agreement and such other legends as are required or appropriate under applicable law.

10.  Disqualifying Disposition.

The Optionee agrees and covenants that if he disposes of any of the Common Stock in a “disqualifying disposition,” as described in Section 422 of the Code, he will immediately contact the Company to inform it of such event.

11.  Taxes and Withholding.

As a condition of the exercise of the Stock Option, the Optionee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Stock Option and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Stock Option.

12.  Notices.

All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Optionee: to the address specified in Exhibit A hereto

If to the Company:

Ply Gem Prime Holdings, Inc.
c/o Caxton-Iseman Capital, Inc.
500 Park Avenue
8th Floor
New York, New York 10022
Attention: Chairman
Telecopy: (212) 832-9450

, or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 12. Notice and communications shall be effective when actually received by the addressee.

13.  Effect of Agreement.

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Optionee pursuant to Section 5.

14.  Laws Applicable to Construction.

The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.

15.  Severability.

The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision and this Agreement shall be enforceable as so modified.

16.  Conflicts and Interpretation.

This Agreement is subject to all the terms, conditions and provisions of the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

17.  Headings.

The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

18.  Amendment.

This Agreement may not be modified, amended or waived, to the extent it would impair the rights of the Optionee, except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

19.  Term.

The term of this Agreement is ten years from the Grant Date, unless terminated prior to such date in accordance with the provisions herein.

20.  Counterparts.

This Agreement may be executed in counterparts, which together shall constitute one and the same original.

IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set the Optionee’s hand.

                PLY GEM PRIME HOLDINGS, INC.

                ________________________________
                By:
                Title:

                _______________________________

Doc #:NY7:162176.1

Exhibit A to
Incentive Stock Option Agreement
of PlyGem Prime Holdings, Inc.

Date of Option Grant:

Name and Address
of Optionee:
    ________________________________
    ________________________________

Number of Shares
Subject to Stock Option:

Exercise Price per Share:

“Liquidity Event” means any transaction in which Caxton-Iseman (Ply Gem), L.P. has the right to exercise “Drag Along Rights” pursuant to Section 4.7 of the Stockholders Agreement or the closing of the initial underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act.